Exhibit 99.3
Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2025

(Dollars in thousands)

	Historical Rayonier		Rayonier special dividend Adjustments	Note 4	Rayonier Subtotal		Historical PotlatchDeltic Reclassified (Note 2)	Pro Forma Merger Adjustments	Note 4		Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$919,582	$	$(54,492)	k	$865,090	$	$88,773	$(47,254)	a	$	$906,609
Trade and other receivables, net	20,085		—		20,085		37,850	—			57,935
Inventory	16,203		—		16,203		116,050	15,833	b		148,086
Prepaid expenses	9,639		—		9,639		3,895	—			13,534
Other current assets	7,412		—		7,412		9,243	—			16,655
Total current assets	972,921		(54,492)		918,429		255,811	(31,421)			1,142,819
TIMBER AND TIMBERLANDS, NET OF DEPLETION AND AMORTIZATION	2,313,047		—		2,313,047		2,317,282	1,256,208	c		5,886,537
HIGHER AND BETTER USE TIMBERLANDS AND REAL ESTATE DEVELOPMENT INVESTMENTS	109,536		—		109,536		51,221	7,678	d		168,435
PROPERTY, PLANT AND EQUIPMENT, NET	17,950		—		17,950		396,509	151,015	e		565,474
RESTRICTED CASH, NON-CURRENT	677		—		677		4,896	—			5,573
OTHER ASSETS	77,758		—		77,758		147,820	(12,805)	f		212,773
TOTAL ASSETS	$3,491,889	$	$(54,492)		$3,437,397	$	$3,173,539	$1,370,675		$	$7,981,611
LIABILITIES, NONCONTROLLING INTERESTS IN THE OPERATING PARTNERSHIP AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$13,566	$	$—		13,566	$	$19,152	$—		$	$32,718
Current maturities of long-term debt, net	199,969		—		199,969		27,495	5	g		227,469
Other current liabilities	69,024		—		69,024		83,557	42,400	h		194,981
Total current liabilities	282,559		—		282,559		130,204	42,405			455,168
LONG-TERM DEBT, NET	845,119		—		845,119		1,007,594	1,906	g		1,854,619
OTHER NON-CURRENT LIABILITIES	39,264		—		39,264		128,341	45,623	i		213,228
NONCONTROLLING INTERESTS IN THE OPERATING PARTNERSHIP	46,242		1,685		47,927		—	—			47,927
SHAREHOLDERS’ EQUITY
Common Shares	1,737,067		161,529	k	1,898,596		2,401,789	826,631	j		5,127,016
Retained earnings	514,226		(217,706)	k	296,520		(575,134)	534,855	j		256,241
Accumulated other comprehensive income	27,412		—		27,412		80,745	(80,745)			27,412
TOTAL RAYONIER INC. SHAREHOLDERS’ EQUITY	2,278,705		(56,177)		2,222,528		1,907,400	1,280,741	j		5,410,669
TOTAL SHAREHOLDERS’ EQUITY	2,278,705		(56,177)		2,222,528		1,907,400	1,280,741			5,410,669
TOTAL LIABILITIES, NONCONTROLLING INTERESTS IN THE OPERATING PARTNERSHIP AND SHAREHOLDERS’ EQUITY	$3,491,889	$	$(54,492)		$3,437,397	$	$3,173,539	$1,370,675		$	$7,981,611

Unaudited Pro Forma Condensed Combined Statements of Income

Nine Months Ended September 30, 2025

(Dollars in thousands, except per share
amounts)

		Historical Rayonier	Rayonier special dividend Adjustments	Note 5	Rayonier Subtotal	Historical PotlatchDeltic Reclassified (Note 2)	Pro Forma Merger Adjustments	Note 5	Pro Forma Combined
SALES		$366,990	$—		$366,990	$857,424	$—		$1,224,414
Costs and Expenses
Cost of sales		(258,984)	—		(258,984)	(716,867)	(30,563)	a	(1,006,414)
Selling and general expenses		(50,621)	—		(50,621)	(64,143)	(1,252)	b	(116,016)
Other operating income (expense), net		(1,071)	—		(1,071)	—	—		(1,071)
		(310,676)	—		(310,676)	(781,010)	(31,815)		(1,123,501)
OPERATING INCOME		56,314	—		56,314	76,414	(31,815)		100,913
Interest expense, net		(19,704)	—		(19,704)	(26,227)	—		(45,931)
Interest income		15,009	—		15,009	2,862	—		17,871
Other miscellaneous (expense) income, net		(3,443)	—		(3,443)	704	—		(2,739)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES		48,176	—		48,176	53,753	(31,815)		70,114
Income tax (expense) benefit		(291)	—		(291)	5,299	1,377	c	6,385
INCOME FROM CONTINUING OPERATIONS		$47,885	—		$47,885	$59,052	$(30,438)		$76,499
Less: Net income attributable to noncontrolling interest in the Operating Partnership		(577)	—		(577)	—	—		(577)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO RAYONIER INC.		47,308	—		47,308	59,052	(30,438)		75,922
EARNINGS PER COMMON SHARE
Basic earnings per share attributable to Rayonier Inc.	d	0.31		d	0.29	—		d	0.25
Diluted earnings per share attributable to Rayonier Inc.	d	0.30		d	0.29	—		d	0.25

Unaudited Pro Forma Condensed Combined Statements of Income

Year Ended December 31, 2024

(Dollars in thousands, except per share amounts)

	Historical Rayonier	Rayonier special dividend Adjustments	Note 5	Rayonier Subtotal	Historical PotlatchDeltic Reclassified (Note 2)	Pro Forma Merger Adjustments	Note 5	Pro Forma Combined
SALES	$987,929	$—		$987,929	$1,062,076	$—		$2,050,005
Costs and Expenses
Cost of sales	(547,582)	—		(547,582)	(945,672)	(27,601)	a	(1,520,855)
Selling and general expenses	(74,439)	—		(74,439)	(83,940)	(55,478)	b	(213,857)
Other operating (expense) income, net	(1,801)	—		(1,801)	341	—		(1,460)
	(623,822)	—		(623,822)	(1,029,271)	(83,079)		(1,736,172)
OPERATING INCOME	364,107	—		364,107	32,805	(83,079)		313,833
Interest expense, net	(33,756)	—		(33,756)	(37,647)	—		(71,403)
Interest income	8,212	—		8,212	8,724	—		16,936
Other miscellaneous income (expense), net	1,275	—		1,275	4,305	—		5,580
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	339,838	—		339,838	8,187	(83,079)		264,946
Income tax (expense) benefit	1,022	—		1,022	13,689	(1,786)	c	12,925
INCOME FROM CONTINUING OPERATIONS	$340,860	$—		$340,860	$21,876	$(84,865)		$277,871
Less: Net (income) loss attributable to noncontrolling interest in the Operating Partnership	(4,510)	—		(4,510)	—	—		(4,510)
Less: Net (income) loss attributable to noncontrolling interest in consolidated affiliates	(510)	—		(510)	—	—		(510)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO RAYONIER INC.	335,840	—		335,840	21,876	(84,865)		272,851
EARNINGS PER COMMON SHARE
Basic earnings per share attributable to Rayonier Inc.	2.26		d	2.15	—		d	0.91
Diluted earnings per share attributable to Rayonier Inc,	2.24		d	2.13	—		d	0.92

Note 1 – Basis of Presentation
The unaudited pro forma condensed combined financial statements and related notes thereto are prepared in accordance with Article 11 of Regulation S-X.
The unaudited pro forma condensed combined financial statements reflect certain reclassifications to align the historical financial statement presentation of PotlatchDeltic to that of Rayonier’s historical consolidated financial statement presentation. Rayonier has not yet identified all adjustments necessary to conform PotlatchDeltic’s accounting policies and financial statement presentation to Rayonier’s policies and presentation. Upon consummation of the merger or as more information becomes available, Rayonier will perform a detailed review of PotlatchDeltic’s accounting policies and financial statement presentation. Differences identified in that review could have a material effect on the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial statements are based on Rayonier’s historical consolidated financial statements and PotlatchDeltic’s historical condensed consolidated financial statements, adjusted to give effect to the merger, the Rayonier special dividend and the other pro forma adjustments. The unaudited pro forma condensed combined balance sheet as of September 30, 2025 gives effect to the merger, the Rayonier special dividend and the other pro forma adjustments as if they had occurred on September 30, 2025. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2025 and the year ended December 31, 2024 give effect to the merger, the Rayonier special dividend and the other pro forma adjustments as if they had occurred on January 1, 2024. As permitted under Article 11 of Regulation S-X, the pro forma balance sheet is presented in a condensed format, and therefore certain line items shown in Rayonier’s historical consolidated balance sheet have been aggregated for purposes of these unaudited pro forma condensed combined financial statements.
The merger is accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under this method of accounting Rayonier has made the preliminary determination that it is the accounting acquirer and PotlatchDeltic is the accounting acquiree. In determining the accounting acquirer, management considered factors such as estimated relative size of the entities, estimated board and management composition, and estimated form and terms of consideration.
The unaudited pro forma condensed combined financial statements do not reflect the realization of any revenue synergies or dyssynergies, expected cost savings, operating efficiencies, or other strategic benefits from the merger as a result of integration activities or other initiatives following the completion of the merger.
Note 2 – PotlatchDeltic and Rayonier Reclassification Adjustments
During the preparation of these unaudited pro forma condensed combined financial statements, management performed a preliminary analysis of PotlatchDeltic’s financial information to identify differences in accounting policies as compared to those of Rayonier and differences in financial statement presentation as compared to the presentation of Rayonier. At the time of preparing these unaudited pro forma condensed combined financial statements, Rayonier has not identified all adjustments necessary to conform PotlatchDeltic’s accounting policies to Rayonier’s accounting policies. The below reclassification adjustments have been made to conform PotlatchDeltic’s historical condensed consolidated financial statement presentation to Rayonier’s historical consolidated financial statement presentation. These adjustments represent Rayonier’s best estimates based upon the information currently available to it and could be subject to change once more detailed information is available.
Refer to the table below for a summary of reclassification adjustments made to PotlatchDeltic’s unaudited condensed consolidated balance sheet as of September 30, 2025 to conform to Rayonier's historical consolidated financial statement presentation (in thousands):

Rayonier Historical Consolidated Balance Sheet Line Item	PotlatchDeltic Historical Condensed Consolidated Balance Sheet Line Items	PotlatchDeltic Historical Condensed Consolidated Balances as of September 30, 2025	Reclassifications	PotlatchDeltic Adjusted Historical Condensed Consolidated Balance Sheet as of September 30, 2025
Cash and cash equivalents	Cash and cash equivalents	$88,773	$—	$88,773
Trade and other receivables, net	Customer receivables, net	34,718	3,132	37,850
Inventory	Inventories, net	91,203	24,847	116,050
Prepaid expenses		—	3,895	3,895
Other current assets	Other current assets	41,117	(31,874)	9,243
Timber and timberlands, net of depletion and amortization	Timber and timberlands, net	2,317,282	—	2,317,282
Higher and better use timberlands and real estate development investments	Investment in real estate held for development and sale	51,221	—	51,221
Property, plant and equipment, net	Property, plant and equipment, net	396,509	—	396,509
Restricted cash, non-current		—	4,896	4,896
Other assets		152,716	(4,896)	147,820
	Other long-term assets	140,148
	Intangible assets, net	12,568
Accounts payable	Accounts payable and accrued liabilities	97,611	(78,459)	19,152
Current maturities of long-term debt, net	Current portion of long-term debt	27,495	—	27,495
Other current liabilities	Current portion of pension and other postretirement employee benefits	5,098	78,459	83,557
Long-term debt, net	Long-term debt	1,007,594	—	1,007,594
Other non-current liabilities		128,341	—	128,341
	Deferred tax liabilities, net	18,793
	Other long-term obligations	36,453
	Pension and other postretirement employee benefits	73,095
Common shares	Common stock	77,291	2,324,498	2,401,789
	Additional paid-in capital	2,324,498	(2,324,498)	—
Accumulated other comprehensive income (loss)	Accumulated other comprehensive income	80,745	—	80,745
Retained earnings	Accumulated deficit	(575,134)	—	(575,134)

Refer to the table below for a summary of reclassification adjustments made to PotlatchDeltic’s unaudited condensed consolidated statements of operations for the nine months ended September 30, 2025 to conform presentation:

Rayonier Historical Consolidated Statement of Income Line Items	PotlatchDeltic Historical Condensed Consolidated Statement of Operations Line Items	PotlatchDeltic Historical Condensed Consolidated Statements of Operations for the nine months ended September 30, 2025	Reclassifications	PotlatchDeltic Adjusted Historical Condensed Consolidated Statement of Income for the nine months ended September 30, 2025*
Sales	Revenues[1]	$857,424	$—	$857,424
Cost of sales	Cost of goods sold	716,867	—	716,867
Selling and general expenses	Selling, general and administrative expenses	61,750	2,393	64,143

	Merger-related expenses	1,903	(1,903)	—
	Environmental charge	490	(490)	—
Interest expense, net	Interest expense, net	(23,365)	(2,862)	(26,227)
Interest income		—	2,862	2,862
Other miscellaneous (expense) income, net	Other	1,757	(1,053)	704
	Non-operating pension and other postretirement employee benefits	(1,053)	1,053	—
Income tax (expense) benefit	Income taxes	5,299	—	5,299

* Presentation has been conformed to Rayonier’s presentation.

Refer to the table below for a summary of reclassification adjustments made PotlatchDeltic’s unaudited condensed consolidated statements of operations for the year ended December 31, 2024 to conform presentation:

Rayonier Historical Consolidated Statement of Income Line Items	PotlatchDeltic Historical Condensed Consolidated Statement of Operations Line Items	PotlatchDeltic Historical Condensed Consolidated Statements of Operations for the year ended December 31, 2024	Reclassifications	PotlatchDeltic Adjusted Historical Consolidated Statement of Income for the year ended December 31, 2024*
Sales	Revenues	$1,062,076	$—	$1,062,076
Cost of sales	Cost of goods sold	945,672	—	(945,672)
Selling and general expenses	Selling, general and administrative expenses	83,212	728	(83,940)
Other operating (expense) income, net		—	341	341

Interest expense, net	Interest expense, net	(28,923)	(8,724)	(37,647)
Interest income		—	8,724	8,724
Other miscellaneous income (expense), net	Other	3,115	1,190	4,305
	Non-operating pension and other postretirement employee benefits	803	(803)	—
Income tax (expense) benefit	Income taxes	13,689	—	13,689

* Presentation has been conformed to Rayonier’s presentation.

Note 3 – Preliminary Allocation of Purchase Consideration
The following table summarizes the preliminary estimated merger consideration:

In thousands, except shares and per share data	Amount
Equity consideration:
Shares of PotlatchDeltic common stock issued and outstanding immediately prior to the merger (i)	77,466,233
Adjusted Exchange Ratio (ii)	1.8185
Number of Rayonier common shares to be issued in the merger (iii)	140,872,344
Price per share of Rayonier common shares as of January 30, 2026	$22.74
Estimated fair value of Rayonier common shares issued	$3,203,437

Cash consideration
Fair value of consideration in connection with the cash paid for the Rayonier special dividend	47,254
Estimated fair value of preliminary cash and equity purchase consideration	$3,250,691
Fair value of Rayonier replacement awards for vested portions of PotlatchDeltic awards (iv)	24,983
Estimated fair value of preliminary purchase consideration	$3,275,674
(i)Based on shares of PotlatchDeltic common stock issued and outstanding as of January 30, 2026.
(ii)The Adjusted Exchange Ratio is calculated pursuant to the merger agreement by adjusting the Exchange Ratio to offset the economic impact of the Rayonier special dividend paid to Rayonier shareholders, including (i) the increase in outstanding Rayonier shares attributable to the stock portion of the dividend and (ii) the cash portion of the dividend, with these components incorporated into the share adjustment amount and cash adjustment amount calculations, resulting in an Adjusted Exchange Ratio of 1.8185.
(iii)Number of Rayonier common shares issued in the merger. Excludes cash in lieu of fractional shares of Rayonier common shares payable to holders of PotlatchDeltic common stock.
(iv)Represent the estimated consideration attributed to equity compensation awards. A portion of the fair value of such equity compensation awards represents consideration transferred, while the remaining portion represents post-merger compensation expense based on the vesting terms of the awards.
Pursuant to the terms of the merger agreement, the consideration received by PotlatchDeltic’s common stockholders included a cash component to reflect the cash issued in connection with the Rayonier special dividend, with PotlatchDeltic’s common stockholders having received an amount in cash per share equal to the cash per share paid by Rayonier in the Rayonier special dividend multiplied by the 1.7339 Exchange Ratio. The cash presented within the fair value of the preliminary purchase consideration reflects the actual amount of cash elected by Rayonier shareholders for the Rayonier special dividend.
Under the acquisition method of accounting, the total purchase price was allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their preliminary fair values as of the merger date. The preliminary allocation of the purchase price is based on the terms of the merger agreement and Rayonier management’s estimates of the fair value of PotlatchDeltic’s assets and liabilities as of September 30, 2025, derived from the condensed consolidated historical balance sheet of PotlatchDeltic as of September 30, 2025, and using the merger consideration adjusted based on the closing share price of Rayonier common shares of $22.74 on January 30, 2026. Rayonier management has not finalized the detailed valuation exercises necessary to arrive at the required estimates of the fair value of PotlatchDeltic’s assets acquired and the liabilities assumed and the related allocations of purchase price. For the preliminary estimate of fair values of assets acquired and liabilities assumed in the merger, Rayonier used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. Rayonier is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the merger. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information and certain assumptions that Rayonier believes are reasonable under the circumstances. Additional intangible asset classes may be identified as the valuation process continues. The purchase price adjustments relating to the merger are preliminary and subject to change, as additional information becomes available and as additional analyses are performed.
The following table summarizes the allocation of the preliminary purchase price as of September 30, 2025 (in thousands):

Amount
Cash and cash equivalents	$88,773
Other current assets	182,871
Timber and timberland	3,573,490
Land held for development and sale	58,899
Property, plant, and equipment	547,524
Other assets	139,913
Current liabilities	104,832
Debt	1,037,000
Other non-current liabilities	173,964
Total identifiable net assets	3,275,674
Estimated fair value of preliminary purchase consideration	$3,275,674

Note 4 – Rayonier Special Dividend and Merger Transaction Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet
The following pro forma adjustments have been reflected in the Pro Forma Merger Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2025. All adjustments were based on preliminary assumptions and estimated fair values, which are subject to change.
a.Reflects the estimated cash consideration to be paid in connection with the merger.
b.Reflects an adjustment to increase the cost basis in the acquired inventory estimated fair value. In determining the fair value of the inventory, Rayonier utilized valuation methodologies, including an analysis of the average market lumber prices. The fair value calculations are preliminary and subject to change after Rayonier finalizes its review of the specific types of PotlatchDeltic’s inventory.
c.Reflects an adjustment to increase the basis in the acquired timber and timberlands to estimated fair value. In determining the fair value of the timberlands, Rayonier utilized valuation methodologies, including a discounted cash flow analysis. The fair value calculations are preliminary and subject to change after Rayonier finalizes its review of the specific types, nature, age, condition and location of PotlatchDeltic’s timberlands.
d.Reflects an adjustment to increase the basis in the acquired real estate development investments to estimated fair value. In determining the fair value of the real estate development investments, Rayonier utilized valuation methodologies, including sales comparison and a discounted cash flow analysis. The fair value calculations are preliminary and subject to change after Rayonier finalizes its review of the specific types, nature, age, condition and location of PotlatchDeltic’s real estate development investments.
e.Reflects an adjustment to increase the basis in the acquired property, plant and equipment to estimated fair value. In determining the fair value of the property, plant and equipment Rayonier utilized valuation methodologies, including a sales comparison approach. Additionally, the replacement cost of the PP&E assets was calculated, and an economic obsolescence adjustment was applied to derive their fair value. The fair value calculations are preliminary and subject to change after Rayonier finalizes its review of the specific types, nature, age, condition and location of PotlatchDeltic’s property, buildings and equipment. Preliminary property, plant and equipment assets in the unaudited pro forma condensed combined financial statements consist of the following (in thousands):

	Preliminary Fair Value	Estimated Useful Life
Land	$20,708	n.a.
Buildings & Improvements	79,532	9.5
Machinery & Equipment	427,007	20.1
Other	20,277	n.a.
Total Property, Plant & Equipment	$547,524
f.Reflects an adjustment to Other assets that consists of the following components:
(1)An adjustment of $12.6 million to primarily write-off the carrying value of certain trade names the combined company will discontinue using following the merger.
(2)An adjustment of $0.2 million to decrease Right-of-use assets to reflect the present value of the remaining lease payments using Rayonier's incremental borrowing rate of 6.13%.
g.Reflects an adjustment to eliminate PotlatchDeltic’s unamortized debt issuance costs as of September 30, 2025.
h.Reflects an adjustment to Other current liabilities that consists of the following components:
(1)The accrual of estimated one-time merger costs of $33.6 million expected to be incurred by Rayonier after September 30, 2025. Merger costs include fees for investment banking, advisory, and other professional fees.
(2)The accrual of a one-time compensation expense of $6.7 million to the CEO of PotlatchDeltic. See Note 5(b)(3) for additional information.
(3)An adjustment of $2.1 million to increase the current portion of the carrying values of the acquired operating and finance lease liabilities to the present value of the relevant remaining lease payments using Rayonier’s incremental borrowing rate.
i.Reflects an adjustment to Other non-current liabilities that consists of the following components:
(1)An adjustment of $2.0 million to increase the basis in the acquired operating and finance lease liabilities at the present value of remaining lease payments using Rayonier's incremental borrowing rate.
(2)An adjustment of $43.6 million to record the deferred income tax liability resulting from the preliminary fair value adjustment to certain PotlatchDeltic’s assets and liabilities.
j.The following represents the pro forma adjustments to equity, including the elimination of the historical equity of PotlatchDeltic (in thousands):

	Common Shares	Retained earnings	Accumulated other comprehensive income (loss)
Elimination of PotlatchDeltic’s historical equity	$(2,401,789)	$575,134	$(80,745)
Issuance of shares of Rayonier’s common stock	3,203,437	—	—
Fair value of Rayonier replacement awards for vested PotlatchDeltic awards	24,983	—	—
Impact to retained earnings from recording one-time estimated merger costs	—	(33,550)	—
Impact of one-time payment to PotlatchDeltic CEO	—	(6,729)	—
	$826,631	$534,855	$(80,745)

k.The Rayonier special dividend of $1.40 per share, was paid on December 12, 2025 to shareholders of record on October 24, 2025, following the taxable gains generated from the sale of its New Zealand joint venture. The dividend was distributed in a mix of cash and common shares, with the cash portion capped at 25% in total and the remaining 75% delivered in common shares. Shareholders elected to receive the dividend entirely in cash or entirely in common shares; however, because the total cash elections exceeded 25%, the cash was prorated, and each cash-electing shareholder received approximately $0.35 in cash per share. Shareholders who did not make an election automatically received 25% cash and 75% Rayonier common shares. The following represents the pro forma adjustments to equity and assets, resulting from the Rayonier special dividend (in thousands):

	Cash and cash equivalents	Noncontrolling Interests in the Operating Partnership	Common Shares	Retained earnings
Pro forma impact from recording the Rayonier special dividend	($54,492)	$1,685	$161,529	($217,706)

Note 5 – Rayonier Special Dividend and Merger Transaction Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income
a.Reflects adjustments to Cost of goods sold for the nine months ended September 30, 2025 and the year ended December 31, 2024. These adjustments consist of the following components:
(1)An adjustment of $25.2 million and $36.2 million for the nine months ended September 30, 2025, and the year ended December 31, 2024, respectively, to reflect the depletion of fair value adjustments to acquired timber and timberlands.
(2)An adjustment of $0.5 million and $0.6 million for the nine months ended September 30, 2025, and the year ended December 31, 2024, respectively, to reflect the amortization of fair value adjustments to acquired real estate.
(3)An adjustment of $4.9 million and $6.6 million for the nine months ended September 30, 2025, and the year ended December 31, 2024, respectively, to reflect the depreciation of fair value adjustments to acquired property, plant, and equipment.
(4)A one-time adjustment of $15.8 million for year ended December 31, 2024 to reflect the decrease in Cost of goods sold related to the change of inventory cost from LIFO to lower of cost and net realizable value.
b.Reflects adjustments to Selling and general expenses for the nine months ended September 30, 2025 and the year ended December 31, 2024. These adjustments consist of the following components:
(1)An adjustment of $0.1 million and $0.1 million for the nine months ended September 30, 2025, and the year ended December 31, 2024, respectively, to reflect the depreciation of fair value adjustments to acquired property, plant, and equipment.

(2)A one-time adjustment reflecting Rayonier’s merger costs of $33.6 million for the year ended December 31, 2024.
(3)An adjustment to reflect the following post-combination compensation expense (in thousands):

	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Estimated PotlatchDeltic equity compensation expense (i)	$—	$1,694
Estimated PotlatchDeltic retention awards (ii)	—	7,707
Estimated Rayonier retention awards (ii)	1,134	5,693
Estimated post-combination compensation expense attributable to the CEO of PotlatchDeltic (iii)	—	6,729
Pro forma adjustment to Selling and general expenses	$1,134	$21,823
(i)Reflects the difference between PotlatchDeltic’s historical equity compensation expense and the estimated post-combination equity compensation expense related to replacement awards issued to continuing employees pursuant to the merger agreement.
(ii)Reflects the estimated post-combination compensation expense associated with employee retention awards for both PotlatchDeltic and Rayonier employees, which are vesting over one- to two-year service periods.
(iii)Pursuant to the Cremers Agreement, Mr. Cremers received a one-time cash payment of $6.7 million following the merger date.
c.Rayonier intends to continue to qualify as a REIT under the requirements of the Code, and as a result, Rayonier’s effective tax rate is expected to continue to be below the U.S. statutory tax rate. With respect to the merger, Rayonier expects to hold the taxable subsidiaries of PotlatchDeltic acquired in the merger in Rayonier TRS Holdings Inc., Rayonier’s taxable REIT subsidiary (TRS). Rayonier TRS Holdings Inc. is subject to U.S. federal and state income taxes. As a result, in the preparation of the unaudited pro forma condensed combined financial statements, the pro forma adjustments related to the Wood Products segment, delivered log, and real estate development operations gave rise to income tax expense, as these operations are held within the TRS entities.
d.Pro forma basic earnings per common share attributable to Rayonier has been calculated based on the number of Rayonier common shares assumed to be outstanding, assuming such shares were outstanding for the full period presented. The following tables set forth the computation of unaudited pro forma basic and diluted earnings per share attributable to Rayonier for (i) the distribution of the Rayonier special dividend, and (ii) the pro forma condensed combined financial statements (in thousands, except shares and per share data):
(i)EPS calculated for the issuance of the Rayonier special dividend:

(in thousands, except shares and per share amounts)	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Denominator – basic:
Historical weighted average Rayonier common shares outstanding – basic	$154,509,107	148,839,858
Incremental Rayonier common shares issued for Rayonier special dividend	7,510,443	7,510,443
Weighted average Rayonier common shares outstanding as adjusted for Rayonier special dividend – basic	162,019,550	156,350,301

Denominator – diluted:
Historical weighted average Rayonier common shares outstanding – diluted:	157,543,437	152,095,503
Incremental Rayonier common shares issued for Rayonier special dividend	7,510,443	7,510,443
Incremental Operating Partnership units issued for Rayonier special dividend	78,321	78,321
Weighted average common shares outstanding as adjusted for Rayonier special dividend – diluted	165,132,201	159,684,267

Pro forma earnings per share – basic:
Historical net income from continuing operations attributable to Rayonier	$47,308	$335,840
Earnings per share as adjusted for Rayonier special dividend – basic	$0.29	$2.15

Pro forma earnings per share – diluted:
Historical diluted net income from continuing operations attributable to Rayonier	$47,885	$340,350
Earnings per share as adjusted for Rayonier special dividend – diluted	$0.29	$2.13
(ii)EPS calculated for the merger:

(in thousands, except shares and per share amounts)	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Denominator – basic:
Weighted average common shares outstanding as adjusted for Rayonier special dividend – basic	162,019,550	156,350,301
Issuance of shares to PotlatchDeltic common stockholders as consideration for the merger	140,872,344	140,872,344
Issuance of shares for PotlatchDeltic vested compensation awards as consideration for the merger	1,064,024	1,064,024
Pro forma weighted average Rayonier common shares outstanding – basic	303,955,918	298,286,669

Denominator – diluted:
Weighted average common shares outstanding as adjusted for Rayonier special dividend – diluted	165,132,201	159,684,267
Issuance of shares to PotlatchDeltic common stockholders as consideration for the merger	140,872,344	140,872,344
Issuance of shares for PotlatchDeltic vested compensation awards as consideration for the merger	1,064,024	1,064,024
Dilutive effect of Rayonier replacement awards issued for PotlatchDeltic awards	363,486	363,486
Pro forma weighted average Rayonier common shares outstanding – diluted	307,432,055	301,984,121

Pro forma earnings per share – basic
Pro forma net income (loss) from continuing operations attributable to Rayonier Inc. – basic	$75,922	$272,851
Pro forma earnings per share – basic	$0.25	$0.91

Pro forma earnings per share – diluted:
Pro forma net income (loss) from continuing operations attributable to Rayonier Inc.– diluted	$76,499	$277,362
Pro forma earnings per share– diluted	$0.25	$0.92